Exhibit 10.11

                                LEASE AGREEMENT


                   MOUNTAIN BOULEVARD ASSOCIATES II, LESSOR

                     PAULUS, SOKOLOWSKI AND SARTOR, LESSEE

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                               TABLE OF CONTENTS

                                                                     PAGE NOS.

1.    TERM, PREMISES AND PARTIES.............................................1

2.    RENT...................................................................1

3.    CONDITION OF LEASE.....................................................2

4.    USE OF PREMISES........................................................3

5.    INSURANCE RISK.........................................................3

6.    HOLD HARMLESS..........................................................3

7.    EMINENT DOMAIN.........................................................4

8.    NO WASTE, NUISANCE, OR UNLAWFUL USE....................................4

9.    LESSOR'S DELAY IN DELIVERING POSSESSION................................4

10.   PAYMENT OF UTILITIES...................................................5

11.   REPAIRS AND MAINTENANCE................................................5

12.   DELIVERY, ACCEPTANCE, AND SURRENDER OF PREMISES........................5

13.   PARTIAL DESTRUCTION OF PREMISES........................................6

14.   LESSOR'S ENTRY FOR INSPECTION AND MAINTENANCE..........................6

15.   POSTING "FOR SALE", "FOR LEASE" OR "FOR RENT" SIGNS....................7

16.   SIGNS, AWNINGS, MARQUEES, ETC..........................................7

17.   LESSEE TO CARRY LIABILITY INSURANCE....................................7

18.   LESSEE'S ASSIGNMENT, SUBLEASE, OR LICENSE FOR OCCUPATION BY
      OTHER PERSONS..........................................................8

19.   LEASE BREACHED BY LESSEE'S RECEIVERSHIP, ASSIGNMENT FOR
      BENEFIT OF CREDITORS, INSOLVENCY, OR BANKRUPTCY........................8

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20.   LESSOR'S REMEDIES ON LESSEE'S BREACH...................................8

21.   LESSEE TO PAY LESSOR'S ATTORNEYS' FEES................................10

22.   MANNER OF GIVING NOTICE...............................................11

23.   EFFECT OF LESSOR'S WAIVER.............................................11

24.   LEASE APPLICABLE TO SUCCESSORS, ETC...................................12

25.   TIME OF ESSENCE.......................................................12

26.   SUBORDINATION TO MORTGAGES, ETC.......................................12

                                LEASE AGREEMENT

      THIS LEASE, dated this 12th day of January, 1981, between MOUNTAIN BOULEVARD ASSOCIATES, II, a partnership of the State of New Jersey, having its principal offices at 744 Mountain Boulevard, Watchung, New Jersey, 07060 ("Lessor"), and PAULUS, SOKOLOWSKI & SARTOR, INC., a corporation of the State of New Jersey, having its principal offices at 744 Mountain Boulevard, Watchung, New Jersey 07060 ("Lessee").

1.    TERM, PREMISES AND PARTIES.

      1.1 The term of this lease shall be for a period of ten (10) years and shall commence on September 1, 1981, and shall terminate on August 31, 1991.

      1.2 The premises to be leased shall be 23,295 square feet of the area being the entire premises located at Mountain Boulevard, Warren Township, Somerset County, New Jersey.

2.    RENT.

      2.1 The rent for the leased premises for the first lease year of the term shall be $10.50 per square foot or $244,598.00 (the base rent), payable monthly in advance on the first of the month at the office of the Lessor. Said rent shall include real estate taxes, building insurance including fire insurance, liability and casualty, elevator and building maintenance.

      The rent shall increase each year thereafter at the rate of five percent (5%) per annum as follows:

2nd year:     $256,827.90   per annum, payable   $21,402.33   per month
3rd year:     $269,669.39   per annum, payable   $22,472.44   per month
4th year:     $283,152.75   per annum, payable   $23,596.06   per month
5th year:     $297,310.30   per annum, payable   $24,775.87   per month
6th year:     $312,175.93   per annum, payable   $26,014.66   per month
7th year:     $327,784.73   per annum, payable   $27,315.39   per month
8th year:     $344,173.97   per annum, payable   $28,681.16   per month
9th year:     $361,138.97   per annum, payable   $30,115.22   per month
10th year:    $379,451.73   per annum, payable   $31,620.98   per month

      2.2 Condition of amount. Lessee acknowledges that Lessee has been advised that the premises herein has been constructed with the use of funds borrowed under a New Jersey Economic Development Authority Bond Issue which provides favorable Federal Income Tax treatment of the interest income paid by the Lessor to Lessor's construction and permanent lenders (the Lender). As a result thereof, the interest paid by Lessor is less than the amount of interest which would be charged if the interest income paid to the Lender was "taxable income" for Federal Income Tax purposes. The Lessor and Lessee acknowledge and agree that the rent described in 2.1 shall be the rent only so long as the Lessor's payment of interest to the Lender continues to receive the favorable income tax status and treatment referred to herein. In the event said payments no longer receive the described favorable treatment, the Lessee agrees to a proportionate increase in the rent in direct proportion to the increase in the Lessor's monthly payments to the Lender. In that event, the rent shall be proportionately increased effective the date that Lessor's payments to Lender are increased.

3.    CONDITION OF LEASE.

      3.1 Representations of Lessee. Lessee acknowledges receipt of a copy of the Assignment of Leases, Rents and Profits by and between the Lessor and the New Jersey Economic Development Authority. It is a condition of this lease that Lessee at all times comply with all applicable conditions of said assignment. In the event Lessee fails to comply with any applicable provision of said assignment, the Lessor at Lessor's option may declare this lease null and void.

      3.2 Lessee's Representation of Expenditures. Lessee represents that Lessee's expenditures, if any, as defined in Section 103(b)(6) of the Internal Revenue Code of 1954 as amended and as defined in Article 4.1 of the Credit Agreement between the Lessor and the New Jersey Economic Development Authority, will not exceed the threshold necessary to cause a

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disallowance of favorable income tax treatment of interest income paid by the
Lessor to the Lender referred to in 2.2 above.

      3.3 Lessee's representations regarding prevailing wages. The Lessee agrees to construct certain improvements, all at Lessee's expense. Lessee further agrees that the construction of said improvements shall be in accordance with the provisions of Article 6 of the Credit Agreement between Lessor and the New Jersey Economic Development Authority.

4.    USE OF PREMISES.

      The premises are leased to be used as offices. Lessee agrees to restrict its use to such purposes, and not to use, or permit the use of, the premises for any other purpose without first obtaining the consent in writing of the Lessor's authorized representative.

5.    INSURANCE RISK.

      Lessee agrees not to use the premises in any manner, even in its use for the purposes for which the premises are leased, that will increase risks covered by insurance on the building where the premises are located, so as to increase the rate of insurance on the premises, or to cause cancellation of any insurance policy covering the building. Lessee further agrees not to keep on the premises, or permit to be kept, used, sold thereon, anything prohibited by the policy of fire insurance covering the premises of insurers necessary to keep in force the fire and public liability insurance covering the premises and building.

6.    HOLD HARMLESS.

      Lessee shall hold harmless and indemnify Lessor from any loss, cost, expense, action, cause of action or judgment arising out of any damage to property or injury or death to any person arising out of any failure of Lessee to in any respect comply with and perform all of the requirements and provisions hereof or in any wise connected with the occupation or use of the demised premises.

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7.    EMINENT DOMAIN.

      In the event the premises are made subject to a proceeding by which the right to eminent domain is exercised, or any like proceeding, Lessor and Lessee, at their respective costs and expenses shall join and cooperate in resisting such proceeding if such resistance is feasible and desirable and if it is not, shall join and cooperate in prosecuting their respective claims for damages incurred from the successful exercise of such right or proceeding. Lessee hereby irrevocably assigns to Lessor any award or payment to which Lessee may become entitled because of any taking of the premises. However, Lessee shall retain any right it may have to any separate award or payment specifically relating to reimbursement. Eminent domain proceedings resulting in the condemnation of a part of the premises leased herein that leave the rest usable by Lessee for purposes of the business for which the premises are leased will not terminate this lease, unless Lessor at its option terminates it by giving written notice of termination to the Lessee. The effect of such condemnation, should such option not be exercised, will be to terminate the lease as to the portion of the premises condemned, and leave it in effect as to the remainder of the premises. Lessee's rental for the remainder of the lease term shall in such case be reduced by the amount that the usefulness of the premises to him for such business purposes is reduced.

8.    NO WASTE, NUISANCE, OR UNLAWFUL USE.

      Lessee shall not commit, or allow to be committed, any waste on the premises, create or allow any nuisance to exist on the premises, or use or allow the premises to be used for an unlawful purpose.

9.    LESSOR'S DELAY IN DELIVERING POSSESSION.

      This lease shall not be rendered void or voidable by Lessor's inability to deliver possession to Lessee at the beginning of the lease term, nor shall such inability to deliver render Lessor liable

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to Lessee for loss or damage suffered thereby. If Lessor cannot deliver the premises at such time, the rent for the period between the beginning of the term and the time when Lessor can deliver possession will be deducted from the total rent of the lease. No extension of the lease shall result from a delay in delivering possession.

10.   PAYMENT OF UTILITIES.

      Lessee shall pay for all utilities furnished the premises for the term of this lease, including electricity, gas, water, and telephone service, and shall pay for all maintenance and services to the inside of the building, except those which are the responsibility of the Lessor pursuant to Article 11 hereof.

11.   REPAIRS AND MAINTENANCE.

      Lessee, at its expense, shall maintain and keep the premises, including, without limitation, windows, doors, sky-lights, adjacent sidewalks, and the inside of the building, except those parts which are the responsibility of the Lessor pursuant to this Article, in good repair, and shall be responsible for snow removal from sidewalks and adjacent parking areas. Lessor shall maintain in good condition the building roof and exterior walls, and shall be responsible for landscaping, snow removal, exterior lighting, and maintenance of the entrance ways, hallways, and toilets.

12.   DELIVERY, ACCEPTANCE, AND SURRENDER OF PREMISES.

      Lessor represents that the premises shall be in fit condition for use as offices. Lessee agrees to accept the premises on possession as being in a good state of repair and in sanitary condition. It agrees to surrender the premises to the Lessor at the end of the lease term, in the same condition as when it took possession, allowing for reasonable use and wear, and damage by acts of God, including fire and storms. Lessee agrees to remove all business signs or symbols placed on the

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premises by it before redelivery of the premises to the Lessor, and to restore the portion of the premises on which they were placed in the same condition as before their placement.

13.   PARTIAL DESTRUCTION OF PREMISES.

      Partial destruction of the leased premises shall not render this lease void or voidable, or terminate it except as herein provided. If the premises are partially destroyed during the term of this lease, Lessor shall repair them, when such repairs can be made in conformity with local, state, and federal laws and regulations, within 180 days of the partial destruction. Rent for the premises will be reduced proportionally to the extent to which the repair operations interfere with the normal conduct of Lessee's business on the premises. If the repairs cannot be so made within the time limited, Lessor has the option to make them within a reasonable time and continue this lease in effect with proportional rent rebate to Lessee as provided for herein. If the repairs cannot be so made in 270 days, and if Lessor does not elect to make them within a reasonable time, either party hereto has the option to terminate this lease. If the building on the leased premises is more than one-third destroyed, Lessor may at its option terminate the lease.

14.   LESSOR'S ENTRY FOR INSPECTION AND MAINTENANCE.

      Lessor reserves the right to enter on the premises at reasonable times to inspect them, to perform required maintenance and repair, or to make additions or alterations to any part of the building, and Lessee agrees to permit Lessor to do so. Lessor may, in connection with such alterations, additions, or repairs, erect scaffolding, fences, and similar structures, post relevant notices, and place moveable equipment without any obligation to reduce Lessee's rent for the premises during such period, and without incurring liability to Lessee for disturbance of quiet enjoyment of the premises, or loss of occupation thereof.

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15. POSTING "FOR SALE", "FOR LEASE" OR "FOR RENT" SIGNS.

      Lessor reserves the right to place "For Sale" signs on the premises at any time during the lease, or "For Lease" or "For Rent" signs on the premises at an time within 180 days of expiration of the lease.

16.   SIGNS, AWNINGS, MARQUEES, ETC.

      Lessee agrees that it will not construct or place, or permit to be constructed or placed, signs, awnings, marquees, or other structures projecting from the exterior of the premises without Lessor's written consent thereto. Lessee further agrees to remove signs, displays, advertisements or decorations it has placed or permitted to be placed, on the premises, which, in Lessor's opinion are offensive or otherwise objectionable. If Lessee fails to remove such signs, displays, advertisements, or decorations within 5 days after receiving written notice from Lessor to remove the same, Lessor reserves the right to enter the premises and remove them, at Lessee's expense.

17.   LESSEE TO CARRY LIABILITY INSURANCE.

      Lessee agrees to procure and maintain in force during the term of this lease and any extension thereof, at its expense, public liability insurance in companies and through brokers approved by Lessor, adequate to protect against liability for damage claims through public use of or arising out of accidents occurring in or around the leased premises, in a minimum amount of $1,000,000 aggregate (single limit). Such insurance policies shall provide coverage for Lessor's contingent liability on such claims or losses. Copies of the policies together with Certificates of Insurance issued by the carriers and proof of payment of premium, shall be delivered to the Lessor, prior to Lessee's taking possession hereunder. Lessee agrees to obtain a written obligation from the insurers to notify Lessor in writing at least 30 days prior to cancellation or refusal to renew any such policies. Lessee agrees that, if such insurance policies are not kept in force during the entire term of this lease

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and any extension thereof, Lessor may procure the necessary insurance, pay the premium therefor, and that such premium shall be repaid to Lessor as an additional rent installment for the month following the date on which such premiums are paid.

18.   LESSEE'S ASSIGNMENT, SUBLEASE, OR LICENSE FOR OCCUPATION BY
      OTHER PERSONS.

      Lessee agrees not to assign or sublease the premises leased, any part thereof, or any right or privilege connected therewith, or to allow any other person, except Lessee's agents and employees, to occupy the premises or any part thereof, without first obtaining Lessor's written consent, which shall not be unreasonably withheld. One consent by Lessor shall not be a consent to a subsequent assignment, sublease, or occupation by other persons. Lessee's unauthorized assignment, sublease, or license to occupy shall be void, and shall terminate the lease at Lessor's option. Lessee's interest in this lease is not assignable by operation of law, nor is any assignment of its interest herein, without Lessor's written consent.

19.   LEASE BREACHED BY LESSEE'S RECEIVERSHIP, ASSIGNMENT FOR
      BENEFIT OF CREDITORS, INSOLVENCY, OR BANKRUPTCY.

      Appointment of a receiver to take possession of Lessee's assets (except a receiver appointed at Lessor's request as herein provided), Lessee's general assignment for benefit of creditors, or Lessee's insolvency or taking or suffering action under the Bankruptcy Act is a breach of this lease.

20.   LESSOR'S REMEDIES ON LESSEE'S BREACH.

      If Lessee breaches this lease, Lessor shall have the following remedies in addition to its other rights and remedies in such event:

      a. Reentry. Lessor may reenter the premises immediately, and remove all Lessee's personnel and property therefrom. Lessor may store the property in a public warehouse or at another place of its choosing at Lessee's expense or to Lessee's account.

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      b.    Termination. After reentry, Lessor may terminate the lease on giving
10 days written notice of such termination to Lessee. Reentry only, without notice of termination, will not terminate the lease.

      c. Reletting Premises. After reentering, Lessor may relet the premises or any part thereof, for any term, without terminating the lease at such rent and on such terms as it may choose. Lessor may make alterations and repairs to the premises.

            (1) Liability of Lessee on Reletting. Lessee shall be liable to Lessor, in addition to its other liability for breach of the lease, for all expenses of the reletting and of the alterations and repairs made, which Lessor may incur. In addition Lessee shall be liable to Lessor for the difference between the rent received by Lessor under the reletting and the rent installments that are due for the same period under this lease.

            (2) Application of Rent on Reletting. Lessor at its option may apply the rent received from reletting the premises as follows:

                  (a) To reduce Lessee's indebtedness to Lessor under the lease, not including indebtedness for rent;

                  (b) To expenses of the reletting and alterations and repairs made;

                  (c)   To rent due under this lease;

                  (d) To payment of future rent under this lease as it becomes due.

      If the new Lessee does not pay a rent installment promptly to Lessor, and the rent installment has been credited in advance of payment to Lessee's indebtedness other than rent, or if rentals from the new Lessee have been otherwise applied by Lessor as provided for herein, and during any rent installment period are less than the rent payable for the corresponding installment period under this

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lease, Lessee agrees to pay Lessor the deficiency separately for each rent-installment deficiency period, and before the end of that period.

      Lessor may at any time after such reletting terminate the lease for the breach because of which it reentered and relet.

      Lessor may recover form Lessee on terminating the lease for Lessee's breach, including the cost of recovering the premises, and the worth of the balance of this lease over the reasonable rental value of the premises for the remainder of the lease term, which sum shall be immediately due Lessor from Lessee.

                  (e) Appointment of Receiver. After reentry, Lessor may procure the appointment of a receiver to take possession of and collect rents and profits from Lessee's business. If necessary, to collect such rents and profits the receiver may carry on Lessee's business and take possession of Lessee's personal property used in the business, including inventory, trade fixtures, and furnishings, and use them in the business without compensating Lessee therefor. Proceedings for appointment of a receiver by Lessor, or the appointment of a receiver and the conducting by him of Lessee's business, shall not terminate this lease unless Lessor has given Lessee written notice of such termination as provided herein.

21. LESSEE TO PAY LESSOR'S ATTORNEYS' FEES.

      If Lessor files an action to enforce any covenant of this lease, or for breach of any covenant herein, Lessee agrees to pay Lessor reasonable attorneys' fees for the services of Lessor's attorney in the action, such fees to be fixed by the court.

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22.   MANNER OF GIVING NOTICE.

      Notices given pursuant to the provisions of this lease, or necessary to carry out its provisions, shall be given in writing, and delivered personally to the person to whom the notice is to be given, or mailed postage prepaid, addressed to such person. Lessor's address for this purpose shall be 744 Mountain Boulevard, Watchung, New Jersey, 07060, or such other address as it may in writing designate to Lessee. Notices to Lessee may be addressed to Lessee at the premises leased.

23.   EFFECT OF LESSOR'S WAIVER.

      No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Lessor to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this lease shall not be construed as a waiver or a relinquishment thereof for the future. A receipt by Lessor, of any Basic Rent, any Additional Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Lessor of any provision of this lease shall be deemed to have been made unless expressed in writing and signed by Lessor. In addition to other remedies provided in this lease, Lessor shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this lease, or to any other remedy allowed to Lessor at law or in equity.

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24.   LEASE APPLICABLE TO SUCCESSORS, ETC.

      This lease and the covenants and conditions hereof apply to and are binding on the heirs, successors, executors, administrators, and assigns of the parties hereto.

25.   TIME OF ESSENCE.

      Time is of the essence of this lease.

26.   SUBORDINATION TO MORTGAGES, ETC.

      This lease is subject and is hereby subordinated to all present and future mortgages and other encumbrances affecting the leased premises. Lessee agrees to execute, at no cost to the Lessor, any instrument which may be deemed necessary or desirable by the Lessor to further the subordination of this lease to any such mortgage or encumbrance.

      IN WITNESS WHEREOF, the said parties have hereunto set their hands and seals the day and year first above written.


                                    MOUNTAIN BOULEVARD ASSOCIATES, II
                                    (Lessor)


                                    By: /s/ ANTHONY J. SARTOR
                                            Anthony J. Sartor, Partner


ATTEST:                             PAULUS, SOKOLOWSKI AND SARTOR, INC.,
                                    (Lessee)


______________________              By: /s/ WILLIAM PAULUS, JR.
           Secretary                        William Paulus, Jr., President

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                           ADDENDUM TO LEASE AGREEMENT
                                     BETWEEN
                        MOUNTAIN BOULEVARD ASSOCIATES, II
                                       AND
                       PAULUS, SOKOLOWSKI AND SARTOR, INC.


      This is an addendum to the lease dated the 12th day of January, 1981, between MOUNTAIN BOULEVARD ASSOCIATES, II, and PAULUS, SOKOLOWSKI AND SARTOR, INC., as follows:

      Paragraph 2.1 is amended to read as follows: The rent for the leased premises for the first lease year of the term shall be $13.30 per square foot or $313,864 (the base rent) payable monthly ($26,155 per month) in advance on the first of the month at the office of the Lessor. Said rent shall include real estate taxes, building insurance including fire insurance, liability and casualty, elevator, building maintenance and energy supply and costs.

      The rent shall increase each year thereafter at the rate of five percent (5%) per annum as follows:

2nd year:        $329,557 per annum, payable      $27,463 per month
3rd year:         346,035 per annum, payable       28,836 per month
4th year:         363,337 per annum, payable       30,278 per month
5th year:         381,504 per annum, payable       31,792 per month
6th year:         400,579 per annum, payable       33,382 per month
7th year:         420,608 per annum, payable       35,051 per month
8th year:         441,638 per annum, payable       36,803 per month
9th year:         463,720 per annum, payable       38,643 per month
10th year:        486,906 per annum, payable       40,576 per month

      Paragraph 2.1 is further amended and supplemented as follows:

The rent shall be payable to the Lessor by the Lessee without set off or deduction for any cause or reason.

      Paragraph 2.1 is further amended and supplemented as follows:

To the extent in any given lease year after the first year (the base rent year), energy costs for the premises described herein exceed the "yearly energy costs" as defined herein, the same shall be the obligation of the Lessee and Lessee shall pay same as billed by Lessor.

      "Yearly energy costs" are defined as the cost of energy as estimated for the base rental year, increased by 5% per year for the life of the lease. Thus, if the energy costs are estimated as $10,000 in the base year, the yearly energy costs for the second year would be $10,500.

      Paragraph 10 is amended to read as follows:

Except as provided in Paragraph 2.1 Lessor shall pay for all electricity, gas and water utility costs furnished to area occupied by Lessee. Further, Lessor shall pay for all maintenance and services to the inside of the building, except for those that are the responsibility of the Lessee pursuant to Article II hereof. Lessee shall also pay for Lessee's telephone service.

      Paragraph 17 is amended to read as follows:

Lessee agrees to procure and maintain in force during the term of this Lease and any extension thereof, at its expense, public liability insurance for damage claims through public use of or arising out of accidents occurring in or around the leased premises, in a minimum amount of $1,000,000 aggregate (single limit). Such insurance policy shall provide coverage for Lessor's contingent liability on such claims or losses as well as Lessor's permanent lender, Fidelity Banker's Life Insurance Company and the New Jersey Economic Development Authority.

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
      The Lease is further amended and supplemented to add an additional paragraph, being paragraph 29 as follows:

29.   NON-LIABILITY OF LESSOR.

      The Lessor shall not be liable for any damage or injury which may be sustained by the Lessee or any other person as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspout or the like or of the electrical, gas, power, conveyor, refrigerator, sprinkler, air conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other Lessee or of the Lessor or the Lessor's or this or any other Lessee's agent, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure beyond the control of the Lessor, of any services to be furnished or supplied by the Lessor.

Dated: SEPTEMBER 1, 1981            MOUNTAIN BOULEVARD ASSOCIATES, II
                                    (Lessor)


________________________            By: /s/ WILLIAM PAULUS, JR.
                                            William Paulus, Jr.


ATTEST:                             PAULUS, SOKOLOWSKI AND SARTOR, INC.,
                                    (Lessee)


________________________            By: /s/ WILLIAM PAULUS, JR.
                                            William Paulus, Jr.

                          EXTENSION OF LEASE AGREEMENT
                                     BETWEEN
                        MOUNTAIN BOULEVARD ASSOCIATES II
                                       AND
                       PAULUS, SOKOLOWSKI AND SARTOR, INC.


      This is an extension to a lease dated the 12th day of January, 1981 (the Lease), between MOUNTAIN BOULEVARD ASSOCIATES II, a partnership of the State of New Jersey, having its principal offices at 67A Mountain Boulevard Extension, Warren, New Jersey 07060 (Lessor) and PAULUS, SOKOLOWSKI AND SARTOR, INC., a corporation of the State of New Jersey, having its principal offices at 67A Mountain Boulevard Extension, Warren, New Jersey 07060 (Lessee) for premises located at 67 Mountain Boulevard Extension, Warren Township, Somerset County, New Jersey.

      1.    EXTENSION OF TERM

            In recognition that the term of the Lease will expire on August 31, 1991, the Lessor and Lessee hereby agree to extend the terms of said Lease (hereinafter the Lease Extension) for an additional ten year period commencing on September 1, 1991 and expiring on August 31, 2001.

      2.    RENT

            The rent to be paid by Lessee to Lessor during the term of the Lease Extension shall be as follows:

YEAR                                     ANNUAL RENT    MONTHLY RENT
----                                     -----------    ------------
September 1, 1991 to August 31, 1992       511,251         42,604
September 1, 1992 to August 31, 1993       536,814         44,734
September 1, 1993 to August 31, 1994       563,655         46,971
September 1, 1994 to August 31, 1995       591,837         49,320
September 1, 1995 to August 31, 1996       621,429         51,786
September 1, 1996 to August 31, 1997       652,500         54,375
September 1, 1997 to August 31, 1998       685,126         57,094
September 1, 1998 to August 31, 1999       719,382         59,948
September 1, 1999 to August 31, 2000       755,351         62,946
September 1, 2000 to August 31, 2001       793,118         66,093

      3.    CONDITION OF AMOUNT

            The portions of the Lease entitled Paragraph 2.2 - Condition of Amount and Paragraph 3 - Condition of Lease shall apply during the term of the Lease Extension only if the Lessor continues to finance the premises with funds borrowed under a New Jersey Economic Development Authority Bond Issue.

      4.    PROVISIONS OF LEASE TO REMAIN IN EFFECT

            All provisions of the Lease and any valid amendments or supplements thereto, except for those provisions specifically modified herein, shall remain in full force and effect as applied to this Lease Extension.

      5.    SUCCESSORS

            This Lease Extension shall be binding upon the Lessor, the Lessee and their respective heirs, successors, executors, administrators, and assigns.

      IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals on the date set forth below.


Dated: FEBRUARY 28, 1989            LESSOR
                                    MOUNTAIN BOULEVARD ASSOCIATES II



Attest: /s/ DAVID R. ANTES          By:/s/ ANTHONY J. SARTOR
        David R. Antes                 Anthony J. Sartor
                                       General Partner



                                    LESSEE
                                    PAULUS, SOKOLOWSKI AND SARTOR, INC.



Attest: /s/ ANTHONY J. SARTOR       By:/s/ WILLIAM PAULUS, JR.
        Anthony J. Sartor              William Paulus, Jr.
        Secretary                      President

STATE OF NEW JERSEY     )
                        SS.
COUNTY OF SOMERSET      )


BE IT REMEMBERED, that on this 28th day of February, 1989, before me, the subscriber, personally appeared Anthony J. Sartor a partner of MOUNTAIN BOULEVARD ASSOCIATES, II, a New Jersey partnership, who, I am satisfied, is the person named in and who executed the within Instrument, and thereupon he acknowledged that he signed and delivered the same as the act and deed of said partnership, for the uses and purposes therein expressed.


                                    /s/ MARILYN A. ANDREWS

STATE OF NEW JERSEY     )
                        SS.
COUNTY OF SOMERSET      )


BE IT REMEMBERED, that on this 28th day of February, 1989, before me, the subscriber, personally appeared Anthony J. Sartor, who, being duly sworn on his oath, deposes and makes proof to my satisfaction, that he is the Secretary of PAULUS, SOKOLOWSKI AND SARTOR, INC., the Corporation named in the within Instrument, that WILLIAM PAULUS, JR. is the President of said Corporation; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the Board of Directors of the said Corporation; that deponent well knows the corporate seal and it was thereto affixed and said Instrument signed and delivered by said President as and for the voluntary act and deed of said Corporation, in the presence of the deponent, who thereupon subscribed his name thereto as attesting witness.

Sworn to and subscribed before me,
the date aforesaid.


/s/ MARILYN A. ANDREWS
----------------------

                              LEASE MODIFICATION

      This Lease Modification is dated as of December 31, 1995 between MOUNTAIN BOULEVARD ASSOCIATES II, a partnership, having its principal place of business at 67A Mountain Boulevard Extension, Warren, New Jersey 07059 (hereinafter called "Lessor") and PAULUS, SOKOLOWSKI & SARTOR, INC., a New Jersey corporation, having its principal place of business at 67A Mountain Boulevard Extension, Warren, New Jersey 07059 (hereinafter called "Lessee").

      WHEREAS, Lessor and Lessee entered into a lease dated January 12, 1981 (the "Lease") for certain premises located in the building known and designated as 67C Mountain Boulevard Extension, Warren, New Jersey 07059 (the "Leased Premises"); and

      WHEREAS, Lessor and Lessee desire to modify the terms of the Lease as provided for herein.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, Lessor and Lessee agree as follows:

      1. TERM. The term of the Lease shall be extended for ten (10) years to end on August 31, 2011.

      2.    RENT.

            A. Commencing as of January 1, 1996 through and including December 31, 1996, the base rent for the Leased Premises shall be $420,900.00 per year ("Annual Minimum Rent"), payable in equal monthly installments of $35,075.00 per month.

            B. Commencing as of January 1, 1997 through the end of the term, the annual base rent for the Leased Premises shall be the greater of the annual base rent for the immediate preceding twelve (12) months or the adjusted amount as calculated in subparagraph (c) below. In no event, however, shall there be a decrease in the annual base rent as established for the immediate preceding twelve (12) months.

            C. The adjusted Annual Minimum Rent shall be determined by applying fluctuations in the Consumer Price Index to the Annual Minimum Rent as follows:

                  (i) The Consumer Price Index for purposes of this Lease shall be the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York - Northeastern New Jersey Area, Housing Component (1982-84=100). If the Consumer Price Index ceases to be published by the United States Department of Labor, Bureau of Statistics, then the calculation shall be based on the closest successor index identified by the United States Department of Labor. If no such successor exists, the calculation shall be based on an index that is mutually agreed between Landlord and Tenant.

                  (ii) The Base Date shall be January, 1996.

                  (iii) The Adjusted Annual Minimum Rent shall be determined by multiplying the Annual Minimum Rent by a fraction, the numerator of which shall be the Consumer Price Index for the month of January, 1997 and each January of every lease year thereafter, and the denominator of which shall be the Consumer Price Index for the Base Date. The resulting sum, if greater than the annual base rent for the immediate preceding twelve (12) months, shall be the Adjusted Annual Minimum Rent for the next succeeding year payable in twelve (12) equal monthly installments, commencing in January of that applicable year which follows the period for which the most recent changes in the Consumer Price Index have been calculated.

                  (iv) Since the rent payment for at least the first month after each rent adjustment, will have been paid prior to the determination of the applicable rent increase for those years, any increase from months already elapsed and subject to determination by application of the formula shall then be added to the next monthly rent payment due and payable, upon determination of the required monthly rental to be paid for such applicable period.

                  (v) If the base year (1982-84=100) hereinabove referred to with respect to the Index shall be changed after the execution of this Lease Modification, appropriate adjustments based on such new Index shall be made so as to have a proper application of the cost of living formula.

      3. UTILITIES. Lessee shall pay the cost of all potable water, sanitary sewage, natural gas and electric utility charges to the Leased Premises during the term of the Lease.

      4. TAXES. The term "Base Tax Year" shall mean the calendar year 1996. From the period between January 1, 1997 through and including the end of the term hereof, Lessee shall pay to Lessor the amount by which (i) the annual real estate taxes which are levied or assessed against the premises at 67A Mountain Boulevard Extension during said period exceed (ii) the real estate taxes levied or assessed against said premises for the Base Tax Year. Any amount due to Lessor under the provisions of this paragraph 4 shall be paid upon rendition of a bill therefor, and Lessor shall, at the time of the rendition of such bill, submit to Lessee the bill received from the taxing authorities or a photostat thereof. Lessee shall also pay and discharge all assessments against the premises at 67A Mountain Boulevard Extension during said period.

      5. Except as modified and provided herein, all terms and conditions of the Lease and any existing amendments or extensions thereto, shall remain in full force and effect and shall be binding upon the parties.

      6. This Lease Modification shall be binding upon Lessor and Lessee and their respective heirs, successors, executors, administrators and assigns.

      IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals as of the date first set forth above.

                                    LESSOR:
WITNESS:                            MOUNTAIN BOULEVARD ASSOCIATES II


/s/ DOROTHY H. SNYDER               By: /s/ PHILIP A. FALCONE
                                        Philip A. Falcone, General Partner


                                    By: /s/ DAVID ANTES
                                        David Antes, General Partner


                                    By: /s/ LOIS PAULUS
                                        Lois Paulus, General Partner


                                    By: /s/ ANTHONY SARTOR
                                        Anthony Sartor, General Partner


                                    LESSEE:
ATTEST:                             PAULUS, SOKOLOWSKI & SARTOR, INC.


/s/ DOROTHY H. SNYDER               By: /s/ WILLIAM PAULUS, JR.
                                        William Paulus, Jr., President

                     THIRD MODIFICATION TO LEASE AGREEMENT

      This Third Modification to Lease Agreement (the "AMENDMENT") is made and entered into by and between MOUNTAIN BOULEVARD ASSOCIATES II, a ____________________ partnership ("LESSOR"), and PAULUS, SOKOLOWSKI & SARTOR, INC., a New Jersey corporation ("LESSEE").

      WHEREAS, Lessor and Lessee entered into that certain Lease Agreement (the "LEASE") with an effective date of January 12, 1981, for the lease of certain office space located at 67C Mountain Boulevard Extension, Warren, New Jersey (the "LEASED PREMISES"), more particularly described in the Lease; and

      WHEREAS, Lessor and Lessee entered into that certain Extension of Lease Agreement (the "FIRST AMENDMENT") dated effective February 28, 1989, which First Amendment extended the term of the Lease until August 31, 2001; and

      WHEREAS, Lessor and Lessee entered into that certain Lease Modification (the "SECOND AMENDMENT") dated effective December 31, 1995, which Second Amendment extended the term of the Lease until August 31, 2011 (hereinafter the term "LEASE" shall mean the Lease as amended by the First Amendment and the Second Amendment); and

      WHEREAS, Lessor and Lessee desire to further amend the Lease as herein provided.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby amend the Lease as follows:

      1. LEASE TERM. The term of the Lease is hereby amended to terminate ten years after the date hereof.

      2. NO OTHER MODIFICATIONS. Except as expressly amended and modified hereby, all of the covenants and conditions of the Lease as amended by this Amendment are ratified and confirmed by Lessor and Lessee.

      3. DEFINED TERMS. All terms, definitions and dates contained in the Lease shall have the same meaning and application in this Amendment except to the extent there is a conflict, in which event, the terms of this Amendment shall control.

      4. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      EXECUTED effective the ____ day of ___________, 1998.

                                    LESSOR:

                                    MOUNTAIN BOULEVARD ASSOCIATES II



                                    By:
                                          Philip A. Falcone, General Partner



                                    By:
                                          David Antes, General Partner



                                    By:
                                          Lois Paulus, General Partner



                                    By:
                                          Anthony Sartor, General Partner


                                    LESSEE:

                                    PAULUS, SOKOLOWSKI & SARTOR, INC.


                                    By:
                                          William Paulus, Jr., President

                                     -2-